FORM 5 [X] Check box if no longer subject to Section 16. Form 4 or Form 5 obligations may continue. See Instruction 1(b). [ ] Form 3 Holdings Reported. [X] Form 4 Transactions Reported.
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

ANNUAL STATEMENT OF CHANGES IN BENEFICIAL OWNERSHIP

Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934
or Section 30(h) of the Investment Company Act of 1940
OMB APPROVAL ________________________________________ OMB Number: 3235-0362 Estimated average burden hours per response: 1.0

1. Name and Address of Reporting Person* KATZAROFF JAMES C.	2. Issuer Name and Ticker or Trading Symbol VIVOS INC. [RDGL]	5. Relationship of Reporting Person(s) to Issuer (Check all applicable) X Director
(Last) (First) (Middle) C/O VIVOS INC 719 JADWIN AVENUE	3. Statement for Issuer's Fiscal Year Ended (Month/Day/Year) 12/31/2017	__ 10% Owner __ Officer (give title below) __ Other (specify below)
(Street) RICHLAND WA 99352 (City) (State) (Zip)	4. If Amendment, Date Original Filed (Month/Day/Year)	6. Individual or Joint/Group Filing (Check Applicable Line) X Form filed by One Reporting Person Form filed by More than One Reporting Person
Table I - Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
1.Title of Security(Instr. 3)	2. Transaction Date (Month/Day/Year)	2A. Deemed Execution Date, if any (Month/Day/Year)	3. Transaction Code(Instr. 8)	4. Securities Acquired (A) or Disposed of (D)(Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s)(Instr. 3 and 4)	6. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Beneficial Ownership (Instr. 4)
				Amount	(A) or (D)	Price
(Form 5, continued)
Common Stock	10/11/2017		S4	3,076	D	$0.07	1,064,246	D
Common Stock	10/12/2017		S4	18,000	D	$0.07	1,064,246	D

Table II - Derivative Securities Acquired, Disposed of, or Beneficially Owned
( e.g., puts, calls, warrants, options, convertible securities)

1. Title of Derivate Security(Instr. 3)	2. Conversion or Exercise Price of Derivative Security	3. Transaction Date	3A. Deemed Execution Date, if any	4. Transaction Code(Instr. 8)	5. Number of Derivative Securities Acquired (A) or Disposed of (D)(Instr. 3, 4 and 5)		6. Date Exercisable and Expiration Date		7. Title and Amount of Securities Underlying Derivative Security(Instr. 3 and 4)		8. Price of Derivative Security(Instr. 5)	9. Number of Derivative Securities Beneficially Owned Following Reported Transaction(s) (Instr. 4)	10. Ownership Form of Derivative Security: Direct (D) or Indirect (I) (Instr. 4)	11. Nature of Indirect Beneficial Ownership (Instr. 4)
					(A)	(D)	Date Exercisable	Expiration Date	Title	Amount or Number of Shares

Explanation of Responses:

/s/ James C. Katzaroff ** Signature of Reporting Person	02/16/2018 Date

Reminder: Report on a separate line for each class of securities beneficially owned directly or indirectly.
* If the form is filed by more than one reporting person, see Instruction 4 (b)(v).
** Intentional misstatements or omissions of facts constitute Federal Criminal Violations See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).
Note: File three copies of this Form, one of which must be manually signed. If space is insufficient, see Instruction 6 for procedure.
Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB Number.